UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2018, the Board of Directors of Aura Systems, Inc., a Delaware corporation (the “Company”), removed Dr. Timothy B. O’Brien and Mr. Timothy O’Toole as the Company’s interim Chief Executive Officer and interim Chief Financial Officer, respectively, effective immediately.

On March 30, 2018, the Board appointed Melvin Gagerman to serve as the Company's Chief Executive Officer, Chief Financial Officer and Secretary on an interim basis, with effect from March 30, 2018, during the Company’s search for Mr. Gagerman’s successors. Mr. Gagerman intends to retire when the Company’s Board of Directors appoints new management.

Mr. Gagerman, age 75, is a CPA and was a director of the Company since the Company emerged from Chapter 11 proceedings on January 31, 2006 until January 11, 2018. Mr. Gagerman also served as the Company’s Chief Executive Officer and Chief Financial Officer through March 28, 2018. Mr. Gagerman has many years of experience in performing these duties and a strong background in accounting and financing. Prior to joining the Company, Mr. Gagerman served as the Chief Executive Officer of a number of companies including Surface Protection Industries and Applause. Mr. Gagerman has also served as Managing Partner of Good, Gagerman & Berns, an accounting firm, National Audit Partner for Laventhol and Horwath, and Audit Supervisor at Coopers and Lybrand.

As of the date of this filing, there are no arrangements or understandings between Mr. Gagerman, and any other person pursuant to which he was elected as an officer and there are no family relationships between Mr. Gagerman and any director of officer of the Company. Mr. Gagerman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2018	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer, Chief Financial Officer and Secretary

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